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Exhibit 10.15

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933. Such Portions are marked "[*]" in this document; they have been filed separately with the Commission.

MASTER AGREEMENT

between

GLOBALSTAR LLC

And

SPACE SYSTEMS/LORAL,  INC.

for

PROFESSIONAL SERVICES

Contract No. GLLC-C-04-0146

        This Agreement is effective as of June 1, 2004, ("Effective Date") and is between Globalstar LLC, a Delaware limited liability company with offices at 461 South Milpitas Blvd., Milpitas, California 95035 USA (hereinafter referred to as "GLLC" or the "Purchaser") and Space Systems/Loral, Inc, a Delaware Corporation with offices at 3825 Fabian Way, Palo Alto, CA 94303-4604, (hereinafter referred to as "Contractor"; collectively the "Parties, or singularly the "Party") for the purpose of providing certain services as defined herein (the "Services") as GLLC may from time to time request. In connection with such Services, the Parties intending to be legally bound, agree as follows:

Article 1.    Definition of Terms

  The following terms used in this Agreement shall have the following meaning:

  "Affiliate" shall mean in relation to either party, any company or entity if that other company or entity directly or indirectly controls, is controlled by, or is under common control with that party.

  "Contractor" shall mean Space Systems/Loral, Inc. Contractor shall identify to GLLC all third-party contractors, subcontractors, or agents prior to providing personnel for any task requested hereunder.

  "Deliverable Data" shall have the meaning as set forth in Article 28.

  "Task Order" shall have the meaning as set forth in Exhibit A.

Article 2.    Master Agreement/Term of Agreement

  a)
  This Agreement establishes the terms and conditions on which GLLC shall issue Task Orders substantially in the form as Exhibit A, which when issued and accepted shall be incorporated herein and made a part hereof, for Contractor's Services. This is a time-and-materials type (T&M) contract.

  b)
  The term of this Agreement shall be one (1) year from the Effective Date, unless earlier terminated as provided herein. The term of this Agreement shall be extended for additional one (1) year terms thereafter automatically and without any act of either party for up to ten (10) years, unless GLLC gives written notice to Contractor prior to the end of any term that it has elected not to renew the Agreement for the ensuing term. The terms and conditions of this Agreement shall apply to any Task Order issued hereunder, whether or not the Agreement remains in effect when performance or claim under Task Order is performed/made.

Article 3.    Price

  The price hereunder shall be established upon a per Task Order basis, with the price hereof updated upon the issuance (or amendment) of Task Orders. The Price to be paid by GLLC hereunder to Contractor within the scope of work detailed herein shall be the sum of all amounts payable to Contractor under all Task Orders issued hereunder.

Article 4.    Scope of Agreement

  a)
  GLLC shall authorize Services by issuing to Contractor a written Task Orders from time to time substantially in the form contained in Exhibit A. The term "Services" shall include all labor and/or materials for work performed by Contractor pursuant to a Task Order. Contractor, in its sole discretion may refuse to accept any Task Order, by written notification to GLLC thereof within seven (7) days of receipt of such Task Order. Commencement of Services by Contractor under a Task Order or failure to provide written notification of refusal to accept within the time provided immediately above constitutes acceptance of that Task Order and constitutes agreement to its provisions. The Parties shall establish a estimated schedule and price for each Task Order.

  b)
  After issuance and acceptance of a Task Order, GLLC has the right to make changes within the general scope of Services set forth in any Task Order, by issuance of a written notice to Contractor. If any change affects the time, cost or other provisions for performance under a Task Order, an adjustment shall be agreed to in writing by the parties. In the event that Contractor anticipates that the schedule of effort or price under any Task Order will exceed the agree-upon estimate for such Task Order, Contractor shall so advise GLLC in writing and request direction. In the event that GLLC desires Contractor to continuing performing beyond the Task Order estimated schedule or price, GLLC shall so direct in writing and the estimated schedule and price of the Task Order shall be adjusted accordingly; in the event that GLLC does not desire that Contractor continue performance beyond the Task Order estimated schedule or price, GLLC shall so advise, and Contractor may cease all effort under the Task Order whenever either the actual estimated schedule date or price occurs or is met/expended. In no event shall Contractor be obligated to continue performance beyond the estimated schedule or price of any Task Order.

  c)
  GLLC shall assist and cooperate with Contractor whenever necessary by making GLLC personnel available to Contractor for consultation, permitting reasonable access to GLLC sites, and providing other reasonable information and data required for the performances of the Services.

  d)
  Any Services performed by Contractor pursuant to this Agreement shall be Performed according to the Task Order(s), the terms and conditions hereof, and in a manner consistent with industry standards. GLLC's sole remedy for any breach of Contractor obligations under this subparagraph (d) shall be for Contractor to re-perform such defective services.

Article 5.    Invoices and Payments

  a)
  Contractor shall render invoices on a per Task Order basis promptly and no more frequently than monthly. The invoices shall be computed on the basis of one or more of the following methods:

  i)
  Lump Sum — The lump sum or fixed price charge as set forth in the applicable Task Order (if pre-agreed between the Parties).

  ii)
  Schedule of Rates — Those rates set forth in Exhibit B (Contractor's Schedule of Rates), which is attached hereto and made a part hereof by this reference. The rates set forth in Exhibit B are only valid for a period of twelve months from the EDC and are not subject to increase by Contractor during such time. Thereafter, the Parties shall agree, in writing, upon any changes to the rates contained in Exhibit B. Contractor shall have no obligation to perform any work under any Task Order for any period of time that the Parties do not have an agreement on rates set forth in Exhibit B.

  b)
  GLLC shall be liable only for charges and expenses properly incurred against and allocated to a properly issued and unexpired Task Order or by this Agreement. Any other expenses for which Contractor seeks reimbursement are subject to prior review and approval by GLLC.

  c)
  Invoices shall be in U.S. dollars and shall be on a per Task Order basis, and shall separately break out hours billed and rates applied. Materials will be billed at actual cost plus [*] fee, in accordance with Contractor's established cost accounting practices. GLLC shall pay Contractor within (30) thirty days after receipt of each invoice, unless within fifteen (15) days of receipt of the invoice GLLC notifies Contractor that it disputes any of the charges and specify the nature of the dispute. Notwithstanding the foregoing, GLLC shall pay Contractor for any charges not in dispute.

  d)
  If GLLC disputes any invoice rendered or amount claimed, GLLC will notify Contractor and the parties will work together in good faith to resolve the dispute expeditiously.

  e)
  All invoices shall reference the Contract Number and the applicable Task Order for submission to the following address:

        Globalstar LLC
        P.O. Box 640670
        San Jose, CA 95164-0670
        United States of America
        Attn: Accounts Payable

Article 6.    Independent Contractor

  This Agreement does not establish an employer-employee relationship between GLLC and Contractor. Contractor's personnel are not employees or agents of GLLC and Contractor retains the right and responsibility to exercise full control and supervision over the performance, employment, direction, compensation and discharge of any and all of Contractor's personnel assisting in the performance of Contractor's obligations. Contractor will be solely responsible for all matters relating to payment of Contractor's personnel, including compliance with workers' compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters. Contractor is responsible for Contractor's own acts and those of Contractor's personnel during the performance of Contractor's obligations under this Agreement.

Article 7.    Taxes

  All taxes payable with respect to Services (excluding Deliverables as defined in Article 12 below) shall be the obligation of Contractor.

Article 8.    Records and Audits

  Contractor shall maintain accurate records of all matters that relate to Contractor's obligations under this Agreement in accordance with generally accepted accounting principles and practices uniformly and consistently applied. Contractor shall retain such records for a period of three (3) years from the date of final payment under any Task Order.

  Contractor shall permit GLLC, at GLLC's sole cost, to retain an audit firm acceptable to Contractor, which acceptance shall not be unreasonably withheld or delayed, to audit at a reasonable time and no more than once per annum, Contractor's accounting records (to verify that the hours and materials billed were in fact charged and procured) under this Agreement. Contractor shall have the right to redact from any audit report any detailed rate information, and such report shall be considered as Contractor Confidential Information and shall be protected pursuant to Article 13, regardless of how marked.

Article 9.    Termination

  a)
  Termination of Agreement.    GLLC may terminate this Agreement upon thirty (30) days written notice to Contractor stating the effective date of the termination. The expiration or termination of this Agreement shall not affect the rights and obligations of the parties where the context of any provision indicates an intent by the parties that it shall survive the term or termination of this Agreement. Any Task Order that has not been completed shall be processed pursuant to Article 9 b.

  b)
  Termination of Task Order.    GLLC may terminate any Task Order upon ten (10) days' prior written notice stating the Services to be deemed completed by the effective date of the termination. Upon receipt of any termination notice and unless otherwise specified in the termination notice by GLLC, Contractor shall not incur additional costs or expenses beyond the effective date of termination. During the ten (10) day termination period, Contractor shall provide information and assistance to GLLC to transition or wind down the services, as specified solely by GLLC, and the costs of all of such effort shall be considered allowable hereunder. GLLC shall pay Contractor for any Services not previously billed that were performed up to the effective date of the termination. If compensation is based on daily or hourly rates, GLLC shall pay Contractor in accordance with such rates for Services performed up to the effective date of the termination. If compensation is based on a lump sum or fixed price, GLLC shall pay the pro rata portion of such amount representing the Services completed prior to the effective date of the termination. GLLC shall pay Contractor's costs reasonably incurred but not to exceed the authorized price of any specific Task Order.

  c)
  Default.    If either party materially defaults in its obligations under this Agreement and/or any Task Order and such default continues for ten (10) days after written notice thereof by the party not in default, the non-defaulting party may, in addition to all other rights or this Agreement, terminate this Agreement and/or and Task Order.

  d)
  Upon any termination or expiration of this Agreement or a Task Order as provided in this Article, Contractor shall deliver promptly to GLLC all Deliverables, whether complete or incomplete (in exchange for which Contractor shall be entitled to payment as provided in subparagraph (b) above of this Article), together with all copies of any documents, software, specifications, and other materials which were furnished by GLLC to Contractor or are GLLC's property.

Article 10.    Indemnification

  a)
  Contractor's Indemnity

  Contractor shall defend, indemnify and hold harmless Purchaser and its directors, officers, employees, shareholders, agents, from and against any losses, damages, liabilities, suits and expenses (including reasonable attorneys' fees) (collectively, "Losses") attributable to third party claims for bodily injury or property damage (not including any launched GLLC satellite), but only if such Losses were caused by, or resulted from, a negligent act or omission or willful misconduct of Contractor or its employees or representatives.

  b)
  Purchaser's Indemnity

  Purchaser shall defend, indemnify and hold harmless Contractor, and its directors, officers, employees, shareholders and agents, from and against any Losses attributable to third party claims for bodily injury or property damage, but only if such Losses were caused by, or resulted from, negligent acts or omissions of Purchaser or its employees or representatives.

  c)
  Conditions to Indemnification

  The right to any indemnity specified in Article 10 a) and Article 10 b) shall be subject to the following conditions:

    i.
    The Party seeking indemnification (the "Indemnitee") shall promptly advise the other Party in writing of the filing of any suit or of any written or oral claim for which the Indemnitee believes it is entitled to indemnification and shall provide the other Party, at its request, with copies of all documentation relevant to such suit or claim.

    ii.
    The Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement for which it intends to seek indemnification without the prior written approval of the other Party.

    iii.
    The indemnifying Party shall assist and shall have the right to assume, when not contrary to the governing rules of procedure, the defense of any claim or suit in settlement thereof and shall satisfy any judgments rendered by a court of competent jurisdiction in such suits and shall make all settlement payments. The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the indemnifying Party, provided there is no conflict of interest and that such participation would not adversely affect the conduct of the proceedings.

Article 11.    Insurance

  Each Party shall procure at its own expense and maintain in place comprehensive general liability insurance with such limits and on such terms and conditions with insurers of recognized reputation in order to provide for the payment of claims arising from the liabilities for which such Party has agreed to indemnify against under Article 10. Each Party shall obtain a waiver of subrogation and release of any right of recovery against the other Party and its contractors and subcontractors at any tier (including suppliers of any kind) and the respective directors, officers, employees, shareholders and agents of each of the foregoing, that are involved in the performance of this Contract from any insurer providing coverage for the risks such Party has agreed to indemnify against under Article 10. Each Party shall further procure at its own expense and maintain in place Worker's Compensation insurance for such Party's employees involved in the performance of this Contract.

Article 12.    Deliverables, Title and Acceptance

  a)
  Data Deliverables

    Contractor shall retain title to all Deliverable Data utilized, developed or provided by Contractor hereunder or under any Task Order, including proposals, reports, manuals and software. Subject to U.S. export regulations and applicable export restrictions Contractor grants to GLLC an irrevocable, royalty-free, non-exclusive license, with right to sublicense to entities other than competitors of Contractor, to obtain and use the Deliverable Data for the purpose of testing, operating and maintaining GLLC satellites, the Globalstar System, related ground equipment and any deliverable items provided by Contractor hereunder (including any Task Order), and for no other purpose.

  b)
  Hardware Deliverables

    Any equipment ordered and delivered under a Task Order shall specify the conditions for title transfer, risk of loss, acceptance and warranty as governed by the appropriate provisions contained in the applicable Task Order, or if no provision for transfer of title, risk of loss or acceptance is made in the applicable Task Order, title transfer, risk of loss and acceptance shall occur upon payment by GLLC for such equipment (however, in the absence of specific warranty provisions in the Applicable Task Order, Contractor makes no warranty as to the equipment delivered thereunder), and GLLC shall promptly make arrangement for the delivery of such equipment at GLLC expense or Contractor shall be entitled to charge GLLC for storage, and insurance for such equipment.

  c)
  Acceptance

    After Acceptance, Contractor shall consider any request by GLLC to correct, update or otherwise change the deliverable items, and Contractor's work to make such modifications to the deliverable items shall be chargeable to the applicable Task Order.

Article 13.    Disclosure and Handling of Proprietary Information

  a)
  Definition of Proprietary Information

    For the purpose of this Contract, "Proprietary Information" means all information (other than Deliverable Data, which is subject to the provisions of Article 12), in whatever form transmitted, that is disclosed by such Party (hereinafter referred to as the "disclosing party") to the other Party hereto (hereinafter referred to as the "receiving party") relating to the performance by the disclosing party of this Contract and: (i) is identified as proprietary by means of a written legend thereon, or (ii) if disclosed orally, is identified as proprietary at the time of initial disclosure and then summarized in a written document, with the Proprietary Information specifically identified, that is supplied to the receiving party within fifteen (15) days of initial disclosure. Proprietary Information shall not include any information disclosed by a Party that (i) is already known to the receiving party at the time of its disclosure, as evidenced by written records of the receiving party, without an obligation of confidentiality at the time of disclosure; (ii) is or becomes publicly known through no wrongful act of the receiving party; or (iii) is independently developed by the receiving party as evidenced by written records of the receiving party.

  b)
  Terms for Handling and Use of Proprietary Information

    For a period of ten (10) years after receipt of any Proprietary Information, the receiving party shall not disclose Proprietary Information that it obtains from the disclosing party to any person or entity except its employees and agents who have a need to know, who have been informed of and have agreed to abide by the receiving party's obligations under this Article 13, and who are authorized pursuant to applicable U.S. export control laws and licenses or other approvals to receive such information. The receiving party shall use not less than the same degree of care to avoid disclosure of such Proprietary Information as it uses for its own Proprietary Information of like importance; but in no event less than a reasonable degree of care. Proprietary Information shall be used only for the purpose of performing the obligations under this Contract, or as the disclosing party otherwise authorizes in writing.

    IN NO EVENT SHALL PURCHASER DISCLOSE OR TRANSFER CONTRACTOR-PROVIDED TECHNICAL INFORMATION OR PROVIDE TECHNICAL SERVICES BASED ON CONTRACTOR-FURNISHED TECHNICAL INFORMATION TO NON-U.S. (FOREIGN PERSONS) INSURANCE BROKERS OR UNDERWRITERS OR OTHER FOREIGN PERSONS OR ENTITIES (AS DEFINED IN 22 CFR SECTION 120.16 OF THE U.S. INTERNATIONAL TRAFFIC IN ARMS REGULATIONS (ITAR), 22 CFR 120-130) EXCEPT IN COMPLIANCE WITH ALL APPLICABLE U.S. EXPORT CONTROL LAWS, REGULATIONS AND LICENSE CONDITIONS.

  c)
  Disclaimer of Representations and Warranties

    Neither Party makes any representation or warranty regarding the accuracy or completeness of, or absence of defects in, the Proprietary Information disclosed hereunder, or with respect to infringement of any rights, including intellectual property rights of others, arising from its disclosure of Proprietary Information hereunder. Neither Party shall be liable for damages of whatever kind as a result of the other Party's reliance on or use of the Proprietary Information provided under this Article 13.

  d)
  Legally Required Disclosures

    Notwithstanding the foregoing, in the event that the receiving party becomes legally compelled to disclose Proprietary Information of the disclosing party, including this Contract or other supporting document(s), the receiving party shall, to the extent practicable under the circumstances, provide the disclosing party with written notice thereof so that the disclosing party may seek a protective order or other appropriate remedy, or to allow the disclosing party to redact such portions of the Proprietary Information as the disclosing party deems appropriate. In any such event, the receiving party will disclose only such information as is legally required, and will cooperate with the disclosing party (at the disclosing party's expense) to obtain proprietary treatment for any Proprietary Information being disclosed.

  e)
  Disclosure of Contract Terms

    Notwithstanding anything to the contrary in this Article 13, and subject to applicable export restrictions and Article 13d) above, the terms and conditions of this Contract may not be disclosed by either Party to any person except with the prior written consent of the other Party, provided, in each case, that the recipient of such information agrees to treat such information as confidential and executes and delivers a confidentiality agreement reasonably acceptable to both Parties or is otherwise subject to confidentiality obligations reasonably satisfactory to both Parties.

Article 14.    Assignment and Delegation

  Neither Party shall assign its rights and/or delegate its duties, either in whole or in part, under this Agreement or any Task Order to anyone without written consent of the other Party, which approval shall not be unreasonably withheld or denied.

Article 15.    Notices

  Except as otherwise provided herein, all notices under this Agreement shall be deemed to have been sent when made in writing and delivered in person or deposited in the United States mail, postage prepaid and addressed as follows:

TO: Space Systems/Loral, Inc. ("Contractor") 3825 Fabian Way Palo Alto, CA 94303 ATTN: Contracts Depart.	TO: Globalstar LLC ("Purchaser") 461 South Milpitas Blvd. Milpitas, CA 95035 ATTN: Contracts Dept.

Article 16.    Compliance with Laws

  The Parties agree to comply with all applicable federal, state and local laws, regulations, and codes in the performance of this Agreement, including without limitation the U.S. Foreign Corrupt Practices Act, as amended by the OECD Convention of 1998.

Article 17.    Waivers and Amendments

  Waiver by either party of any default by the other party is not a waiver of any other default. No provision of this Agreement or any written Task Order shall be waived, amended, or modified by either party, unless it is in writing and signed by an authorized representative of the party against whom it is sought to enforce such waiver, amendment, or modification.

Article 18.    Order of Precedence

  In the event of any conflict or inconsistency between provisions of this Agreement and the provisions of a Task Order, the provisions of the Task Order shall control.

Article 19.    Governing Law

  This Agreement will be governed by and interpreted in accordance with the laws of the State of California, including the California Commercial Code as applied to contracts entered into and to be performed entirely within California, but excluding conflict law rules and principles. Jurisdiction and venue for actions or proceedings related in any way to this Agreement will be in the state or federal courts of Northern California. The Parties agree to exclude entirely the application of the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and from any agreement or transaction that may be executed or carried out pursuant to this Agreement.

Article 20.    Severability

  If any provision, or any portion of any provision, contained in this Agreement is held invalid or unenforceable, then it shall, to that extent alone, be deemed omitted and the entire Agreement or provision shall be construed as if not containing the particular invalid or unenforceable provision or portion thereof.

Article 21.    Survival

  The terms, conditions, and warranties contained in this Agreement or any Task Order which by their nature survive the expiration or termination of this Agreement shall survive, including but not limited to Article 10 Indemnification, Article 13 Disclosure and Article 27 Limitation of Liability.

Article 22.    Entire Agreement

  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. All prior agreements, representations, statements, negotiations, understandings, and undertakings dealing with the subject matter hereof are superseded by this Agreement.

Article 23.    No Solicitation of Employment

  Each Party agrees that it will not attempt to employ, engage or offer employment or engagement to, or solicit for employment, employees of the other party during that particular Contractor's personnel period of assignment under any Task Order. However, if the employee terminates employment with the one Party of his/her own volition, the other Party may consider him/her for employment after the termination of the Task Order and/or Agreement.

Article 24.    Force Majeure

  Neither Party will be liable for any delay in meeting or for failure to meet its obligations under the Agreement and/or any Task Order due to any cause outside its reasonable control including, without limitation, strikes, lockouts, Acts of God, or of the public enemy, war, riot, malicious acts of damage, fire, acts of governmental authority, or failure of the electric supply, or non-availability or shortages of materials outside its reasonable control and not owing to the fault or negligence of the Party (each a "Force Majeure Event"). In the event either Party is prevented from meeting its obligations due to any Force Majeure Event, it will notify the other Party of the circumstances and the other Party will grant a reasonable extension to enable the performance under the affected Task Order(s) unless such other party reasonably believes that the performance on such extended schedule would be unsatisfactory, in which case the affected Task Order(s) shall be terminated pursuant to Article 9 (b).

Article 25.    Dispute Resolution

  Any dispute or controversy of differences arising between the parties out of or in relation to this Consulting Agreement or for the breach thereof shall be resolved in accordance with the then current Rules of Arbitration of the American Arbitration Association by three arbitrators competent in the area of wireless telecommunications. Such arbitrators shall be selected by mutual agreement of the parties, or failing such agreement, each party shall select one arbitrator and the two selected arbitrators shall mutually agree upon the selection of a third arbitrator. The proceedings shall be held in San Jose, California, The arbitrators shall be bound to apply California law and where applicable, federal statutory law. The parties shall bear the cost of such arbitration equally and the prevailing party in any such arbitration shall be entitled to reasonable attorneys' fees, in addition to any other award ordered by the arbitrators. The arbitrators' decision shall be final and binding on the Parties and enforceable in any court of competent jurisdiction. Any monetary award made by the arbitrators shall be subject to the limitation of liability set forth in Article 27. This Article 25 shall survive any expiration or termination of this Agreement and shall continue to be enforceable in the event of bankruptcy of either party.

Article 26.    Export Control

  Compliance with the export regulations is mandatory. Any personnel that may be restricted from access to technical information or where an export license is required must be disclosed to GLLC or Contractor as applicable, prior to such personnel being assigned to any tasks hereunder. Contractor shall comply with and obtain all export licenses, permits, and approvals as necessary to perform the task under this Agreement or any related Task Order, including but not limited to, compliance with restrictions on dissemination of information and reexport as provided by the U.S. Export Administration, State Department, Department of Commerce or other governing body with respect to export control. Contractor agrees not to transmit any technology, software or computer source code in connection with the Services to any country or to any citizen or resident of any country that is contrary to U.S. or local law governing export compliance.

  NOTWITHSTANDING ANY PROVISION IN THE CONTRACT, IN NO EVENT SHALL CONTRACTOR BE OBLIGATED UNDER THIS CONTRACT TO PROVIDE ACCESS TO CONTRACTOR FACILITIES; PROVIDE ACCESS TO OR FURNISH HARDWARE, SOFTWARE, DELIVERABLE DATA OR OTHER TECHNICAL INFORMATION; OR PROVIDE TECHNICAL SERVICES, TO ANY PERSON EXCEPT IN COMPLIANCE WITH APPLICABLE U.S. EXPORT CONTROL LAWS, REGULATIONS, POLICIES AND LICENSE CONDITIONS, AS CONSTRUED BY CONTRACTOR.

  EACH PARTY UNDERSTANDS AND WARRANTS THAT IT SHALL NOT RE-EXPORT, RE-TRANSFER OR DIVERT TO ANY THIRD PARTY ANY ITEM, INCLUDING DATA AND INFORMATION PROVIDED BY THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS CONTRACT, EXCEPT AS EXPRESSLY AUTHORIZED BY THE U.S. GOVERNMENT IN ACCORDANCE WITH THE EXPORT LICENSES OR AS OTHERWISE EXPRESSLY AUTHORIZED UNDER U.S. EXPORT CONTROL LAWS.

Article 27.    Limitation of Liability

  NEITHER PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER, TO THEIR, OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS OR SUBCONTRACTORS AT ANY THEIR (INCLUDING SUPPLIERS OF ANY KIND) AGENTS OR CUSTOMERS, TO ITS PERMITTED ASSIGNEES OR SUCCESSOR OR TO ANY OTHER PERSON CLAIMING BY OR THROUGH THE OTHER PARTY, FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL,

  INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A SATELLITE, OR FOR ANY LOSS OR DAMAGE TO GLLC'S SATELLITES RESULTING FROM GLLC'S APPLICATION OR IMPLEMENTATION OF CONTRACTOR'S SERVICES INCLUDING RECOMMENDATIONS, DATA ANALYSES REPORTS RELATING TO SATELLITE ANOMALY INVESTIGATION AND CORRECTION ACTIVITIES OR ARISING FROM OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS DELIVERED OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF SUCH LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE OF ANY TYPE AND STRICT LIABILITY), STATUTE OR OTHER LEGAL OR EQUITABLE THEORY. EACH PARTY SHALL INDEMNIFY THE OTHER AND HOLD SUCH OTHER HARMLESS FOR AND AGAINST ANY CLAIM ASSERTED DIRECTLY OR INDIRECTLY AGAINST SUCH PARTY THAT IS WITHIN THE SCOPE OF THE FOREGOING LIMITATION OF LIABILITY AND DISCLAIMER. IN NO EVENT SHALL CONTRACTOR'S TOTAL LIABILITY UNDER OR IN CONNECTION WITH THIS CONTRACT EXCEED AMOUNTS PAID TO CONTRACTOR HEREUNDER UNDER THE APPLICABLE TASK ORDER(S) AND IN NO EVENT SHALL GLLC'S TOTAL LIABILITY UNDER OR IN CONNECTION WITH THIS CONTRACT EXCEED THE PRICE OF THE APPLICABLE TASK ORDER (S).

Article 28.    Warranty

  a)
  Deliverable Items of Hardware

    Contractor makes no warranty regarding any deliverable item of hardware to be delivered under this Contract, except as otherwise explicitly set forth in the applicable Task Order.

  b)
  Disclaimer.    EXCEPT AND TO THE EXTENT EXPRESSLY PROVIDED IN ARTICLE 28a), CONTRACTOR HAS NOT MADE NOR DOES IT HEREBY MAKE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO ANY SERVICES APPLIED TO GLLC'S EXISTING SATELLITES OR TO ANY DELIVERABLE ITEM

  c)
  Warranty for Services

    Contractor warrants that the services it provides to GLLC pursuant to this Contract will conform to reasonable industry standards at the time such services are provided. In the event Contractor breaches this warranty, as GLLC's sole remedy, Contractor shall apply all reasonable efforts as authorized by GLLC to correct the deficiencies in the provision of such services where it is practicable to do so under the applicable Task Order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives who have the authority to bind the parties to the terms of this Agreement.

Agreed and Accepted:
SPACE SYSTEMS/LORAL, INC. ("Contractor")		GLOBALSTAR LLC ("Purchaser")
BY:	/s/ RON HALEY	BY:	/s/ KELLY L. ROSE
NAME:	RON HALEY	NAME:	KELLY L. ROSE
TITLE:	CFO	TITLE:	Director, Contracts

EXHIBIT A—TASK ORDER FOR PROFESSIONAL SERVICES

MASTER AGREEMENT NO.
TASK ORDER NO.
DATE:
CONTRACTOR COMPANY:
ADDRESS:

ATTN:
PROJECT:

GLLC requests Contractor to provide the Services described below subject to the terms and conditions of set forth herein and in accordance with the provisions of the Master Agreement listed above for Contractor Professional Services, dated                          by and between GLOBALSTAR LLC ("GLLC") and Contractor ("Contractor").

1.
Contractor's personnel who will perform Services:

2.
Description of Services (include specifics on Deliverables, timetable for Deliverables and attach supporting documents, as necessary):

3.
Location for Services:

4.
The Effective Date of this Task Order begins on                          and shall expire                          or when USD$                         in Services (which includes              in reimbursable expenses) have accrued, whichever occurs first.

5.
Reports to be furnished by Contractor:

6.
Compensation shall be:

a)
For Contractor Professional Services (excluding reimbursable expenses) and materials

  ANY ADDITIONAL COMPENSATION FOR SERVICES PERFORMED BY CONTRACTOR OUTSIDE THE DESCRIPTION OF SERVICES OR THE COMPENSATION LIMIT STATED ABOVE, OR OTHERWISE OUTSIDE THE SCOPE OF THIS TASK ORDER, MUST BE APPROVED IN WRITING IN ADVANCE BY AUTHORIZED REPRESENTATIVES OF THE PARTIES.

  b)
  For Reimbursable Expenses:

    Note:    All travel shall be approved in advance by GLLC. Travel expenses shall be reimbursed according to Contractor's travel policy.

7.
Special terms applicable to this Task Order: (e.g. Title Transfer, Rick of Loss, Warranty Period)

Except as stated or modified herein, the terms of the Master Agreement under which this Task Order is issued shall be applicable hereto as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives who have the authority to bond the parties to the terms of this Agreement.

Agreed and Accepted:
SPACE SYSTEMS/LORAL, INC. "CONTRACTOR"	GLOBALSTAR LLC "PURCHASER"
BY:	BY:
NAME:	NAME:
TITLE:	TITLE:

EXHIBIT B—CONTRACTOR'S SCHEDULE OF RATES

(as applicable)

Title	Rate/Hour
Engineer	$130
Senior Engineer	$160
Engineering Specialist	$200
Technician	$100
Administrative Support	$110
Management	$245

AMENDMENT NUMBER 2
TO
THE MASTER AGREEMENT
BETWEEN
GLOBALSTAR, INC.
AND
SPACE SYSTEMS/LORAL, INC.
FOR
PROFESSIONAL SERVICES

This Amendment Number (No.) 2 is entered into as of the first day of June 2006, between Space Systems/Loral, Inc., a Delaware corporation with offices at 3825 Fabian Way, Palo Alto, California 94303 (hereinafter referred to as "SS/L" or "Contractor") and Globalstar, Inc., a Delaware corporation with offices at 461 South Milpitas Blvd., Milpitas, CA 95035 USA (hereinafter referred to as "Globalstar" or "Purchaser"; collectively the "Parties" or singularly the "Party").

WHEREAS, Contractor and Globalstar LLC executed the Master Agreement for Professional Services No. GLLC-C-04-0146 effective June 1, 2004 (the "Contract"); and

WHEREAS, Globalstar LLC converted from a Delaware limited liability company to a Delaware corporation named "Globalstar, Inc." effective 17 March 2006; and

WHEREAS, the Parties executed Amendment No. 1 to the Contract to adjust the hourly charge rates for use during the twelve month period ending May 31, 2006, and desire to adjust the Contract to reflect the hourly charge rates for the period beginning on June 1, 2006 and ending on May 31, 2007.

NOW THEREFORE, for valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to: substitute Globalstar, Inc. for Globalstar LLC, for all purposes under this Contract; to adjust the charge rates for the next twelve month period ending on May 31, 2007; and to make such further and consistent modifications as follows:

A.
MODIFIED PROVISIONS

1.
DELETE "EXHIBIT B REVISION 1—CONTRACTOR'S SCHEDULE OF RATES FOR THE PERIOD JUNE 1, 2005 THROUGH MAY 31, 2006" in its entirety and INSERT IN LIEU THEREOF "EXHIBIT B REVISION 2—CONTRACTOR'S SCHEDULE OF RATES FOR THE PERIOD JUNE 1, 2006 THROUGH MAY 31, 2007" as attached to this Amendment No 2.

B.
The Parties agree that Globalstar LLC be released from all further liability and obligation under this Contract and shall relinquish all rights herein to Globalstar, Inc., who agrees to be a substituted party for Globalstar LLC and to bound by all the terms and conditions of this Contract as if an original signatory party. Any actions taken or performance received hereunder by Globalstar LLC shall be deemed as actions taken and performance received by Globalstar, Inc. Further Globalstar, Inc. agrees to be bound by all actions taken by Globalstar LLC hereunder as if actions taken by Globalstar, Inc.

C.
Except as expressly modified herein, all terms, conditions, obligations and covenants of the Contract shall remain and continue in full force and effect unless otherwise defined in this Amendment No. 2, capitalized terms contained herein shall have the same meaning as in the Contract.

D.
Counterparts.    This Amendment No. 2 may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall collectively constitute one agreement, but in making proof of this Second

1

  Amendment it shall not be necessary to produce or account for more than one such counterpart. Execution of this amendment by facsimile or by electronic mail delivery in PDF format shall be effective to create a binding agreement and, if requested, Contractor and Purchaser agree to exchange original signed counterparts.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Contract as of the day and year first above written.

CONTRACTOR
Space Systems/Loral, Inc.
By:	/s/ R.A. HALEY
	Name:	R.A. HALEY
	Title:	Senior Vice President & Chief Financial Officer
PURCHASER:
Globalstar, Inc.			Globalstar LLC
By:	/s/ PAUL ROSATI		By:	/s/ PAUL ROSATI
	Name:	PAUL ROSATI		Name:	PAUL ROSATI
	Title:	Contracts Manager		Title:	Contracts Manager

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EXHIBIT B REVISION 2

CONTRACTOR'S SCHEDULE OF RATES FOR

THE PERIOD JUNE 1, 2006 THROUGH MAY 31, 2007

(as applicable)

Title	Rate/Hour
Engineer	$140
Senior Engineer	$173
Engineering Specialist	$216
Technician	$108
Administrative Support	$119
Management	$265

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QuickLinks

  Exhibit 10.15
MASTER AGREEMENT between GLOBALSTAR LLC And SPACE SYSTEMS/LORAL, INC. for PROFESSIONAL SERVICES
TABLE OF CONTENTS
  Article 1. Definition of Terms
  Article 2. Master Agreement/Term of Agreement
  Article 3. Price
  Article 4. Scope of Agreement
  Article 5. Invoices and Payments
  Article 6. Independent Contractor
  Article 7. Taxes
  Article 8. Records and Audits
  Article 9. Termination
  Article 10. Indemnification
  Article 11. Insurance
  Article 12. Deliverables, Title and Acceptance
  Article 13. Disclosure and Handling of Proprietary Information
  Article 14. Assignment and Delegation
  Article 15. Notices
  Article 16. Compliance with Laws
  Article 17. Waivers and Amendments
  Article 18. Order of Precedence
  Article 19. Governing Law
  Article 20. Severability
  Article 21. Survival
  Article 22. Entire Agreement
  Article 23. No Solicitation of Employment
  Article 24. Force Majeure
  Article 25. Dispute Resolution
  Article 26. Export Control
  Article 27. Limitation of Liability
  Article 28. Warranty
EXHIBIT A—TASK ORDER FOR PROFESSIONAL SERVICES
EXHIBIT B—CONTRACTOR'S SCHEDULE OF RATES (as applicable)
AMENDMENT NUMBER 2 TO THE MASTER AGREEMENT BETWEEN GLOBALSTAR, INC. AND SPACE SYSTEMS/LORAL, INC. FOR PROFESSIONAL SERVICES
EXHIBIT B REVISION 2
CONTRACTOR'S SCHEDULE OF RATES FOR THE PERIOD JUNE 1, 2006 THROUGH MAY 31, 2007 (as applicable)